Macleod Dixon LLP
Lawyers
Calgary Almaty
Toronto Caracas
Moscow Rio de Janeiro

3700 Canterra Tower
400 Third Avenue SW
Calgary Alberta
Canada T2P 4H2

Main: 403-267-8222
Fax: 403-264-5973

www.macleoddixon.com

December 12, 2011

Talisman Energy Inc.
Suite 2000, 888 - 3rd Street SW
Calgary, AB T2P 5C5

Dear Sirs/Mesdames:

Re: Registration Statement on Form S-8

We have acted as counsel to Talisman Energy Inc. (the "Corporation"), a corporation incorporated under the laws of Canada, and have been asked to give this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1933, as amended, relating to the issuance by the Corporation from time to time of up to 2,400,000 common shares of the Corporation (the "Shares") upon the exercise of options granted under the Corporation's Employee Stock Option Plan (the "Plan").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records of corporate proceedings and certificates of the Corporation and such other material as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, conformed, notarial or true copies, or telecopies or reproductions. This opinion is rendered solely with respect to the laws of the province of Alberta and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be validly issued and outstanding as fully paid and non-assessable shares of the Corporation.

We hereby consent to the use of our name in the Registration Statement and to the filing, as an exhibit to such Registration Statement, of this opinion.

Yours truly,

MACLEOD DIXON LLP

By: K Johnson